                               AMENDMENT TO SCHEDULE 1

                Separate Accounts of Lincoln Life Insurance Company
                               Investing in the Fund
                                 As of May 1, 1999

Lincoln National Variable Annuity Account C

Lincoln Life Flexible Premium Variable Life Account K

Lincoln Life Flexible Premium Variable Life Account M

Lincoln Life Variable Annuity Account N

Lincoln Life Flexible Premium Variable Life Account R

Lincoln Life Flexible Premium Variable Life Account S

Lincoln National Life Insurance Company Separate Account 53

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to
Schedule 1 to be executed in its name and behalf by its duly authorized officer on the date specified below.

                              DELAWARE GROUP PREMIUM FUND, INC (Fund)

Date:  May 26, 1999                By:
     -------------------              --------------------------------
                                        Jeffrey L. Nick
                                        Chairman/President/Chief Executive
                                        Officer

                              LINCOLN NATIONAL LIFE INSURANCE COMPANY

     Date: June 4, 1999            By:
     -------------------              --------------------------------
                                        Kelly D. Clevenger
                                        Vice President

                              DELAWARE DISTRIBUTORS, LP (Distributor), by
                              DELAWARE DISTRIBUTORS, INC., General Partner

     Date: May 26, 1999            By:
     -------------------              --------------------------------
                                         Bruce D. Barton
                                         President and Chief Executive Officer
                                      --------------------------------
                                      --------------------------------


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                               AMENDMENT TO SCHEDULE 2

                           Variable Annuity Contracts and
                          Variable Life Insurance Policies
                            Support by Separate Accounts
                                Listed on Schedule 1
                                 As of May 1, 1999


Multi-Fund -Registered Trademark- Individual Variable Annuity Contracts (Registered and Non-Registered)

Multi-Fund -Registered Trademark- Variable Life Insurance Contracts

Group Multi-Fund -Registered Trademark- Variable Annuity Contracts

Delaware-Lincoln Accru ChoicePlusVariable Annuity Contracts

VUL I Variable Universal Life Insurance Contracts

Lincoln VUL Variable Universal Life Insurance Contracts

e-Annuity tm Variable Annuity Contracts

SVUL I Variable Universal Life Insurance Contracts

Lincoln SVUL Variable Universal Life Insurance Contracts

CVUL Variable Universal Life Insurance Contracts